UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2014 (May 15, 2014)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

22 Sylvan Way
Parsippany, NJ (Address of Principal Executive Office)	07054 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 4 to Employment Agreement with Franz Hanning, President and Chief Executive Officer, Wyndham Vacation Ownership. The amendment extends Mr. Hanning’s employment with the Company for a period of three years from the termination date under his current agreement of August 1, 2014 to August 1, 2017 and includes an administrative clarification for purposes of consistency with a prior amendment. Except as indicated herein, all other terms of the employment agreement remain in effect.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)  The Company held its 2014 Annual Meeting on May 15, 2014.

(b)  At the 2014 Annual Meeting, four proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s proxy statement filed with the Commission on April 4, 2014. The final voting results were as follows:

Proposal 1

The Company’s shareholders elected the following Directors to serve for a term ending at the 2015 annual meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
James E. Buckman	104,710,396	466,417	8,987,332
George Herrera	102,953,718	2,223,095	8,987,332
The Right Honourable Brian Mulroney	97,859,248	7,317,565	8,987,332
Michael H. Wargotz	103,171,044	2,005,769	8,987,332

Proposal 2

The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers in our proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
91,245,392	13,688,477	242,944	8,987,332

Proposal 3

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain
109,275,713	4,652,265	236,167

Proposal 4

The Company’s shareholders reapproved the material terms of the performance goals under the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstain	Broker Non-Votes
101,386,645	3,539,615	250,553	8,987,332

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
Date: May 21, 2014		Nicola Rossi
Chief Accounting Officer